Exhibit 99.2

Speed Commerce Announces Exploration of Strategic Alternatives

Dallas, Texas – April XX, 2015 – Speed Commerce, Inc. (NASDAQ:SPDC), a provider of ecommerce technology and omni-channel solutions for retailers, today announced that the company’s Board of Directors has formed a special committee to explore strategic alternatives, including a sale of the company.

“Speed Commerce’s Board of Directors is engaging in this formal process after having received unsolicited proposals and believe this approach will serve to supplement the company’s continuing success, in addition to creating improved long-term value for the company’s shareholders,” said Timothy R. Gentz, Chairman of Speed Commerce’s special committee of the Board of Directors.  “Given the dramatic transformation of Speed Commerce into a leading e-commerce services provider, we believe that now is the right time to engage in this process.”

Richard Willis, President and Chief Executive Officer of Speed Commerce, added, “We continue to see compelling long-term opportunities for Speed Commerce, and we are excited about the progress that has been made with the integration of Fifth Gear.  As the special committee of our Board of Directors focuses on the strategic alternatives process, we will continue with the onboarding of new clients and with our preparations for a successful trade season.”

Stifel is serving as financial and strategic advisor to the company in connection with this exploration of strategic alternatives.

There can be no assurance that this process will result in any transaction. The company does not currently intend to disclose further developments with respect to this process, unless and until its Board of Directors approves a specific transaction or otherwise concludes this review of strategic alternatives.

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of ecommerce technology and services that help retailers and manufacturers acquire new customers by providing personalized, relevant experiences. Services include ecommerce platform development; hosting, managed ecommerce, and marketing services; order and inventory management; pick, pack, and ship; returns processing; and 24/7 customer care. For additional information, please visit the company’s website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the company, or its customers and vendors; the company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the company to significant costs; the seasonal nature of the company’s business; the company’s ability to adapt to the changing demands of its customers or vendors; the potential for the company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and fulfillment infrastructure; the company’s dependence on significant clients and vendors; the company’s ability to meet significant working capital requirements; and the company’s ability to compete effectively in the highly competitive retail distribution and e-commerce services industries. In addition to these, a detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investor Relations

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

SPDC@liolios.com